                                                                    EXHIBIT 10.1

              CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE

     This Confidential Severance Agreement and General Release (this "Agreement") is hereby entered into by and between Richard L. Paulsen, an individual (the "Executive"), and Commonwealth Energy Corporation, a California corporation (the "Company").

                                    RECITALS

     A. The Executive has been employed by the Company pursuant to an Employment Agreement by and between the Company and the Executive dated as of November 1, 2000 (the "Employment Agreement"), serving as Chief Operating Officer of the Company and as President of the Company's wholly-owned subsidiary, UtiliHost, Inc.;

     B. The Executive and the Company determined that it is in their mutual best interests that the Executive resign his employment with the Company on the terms and conditions set forth in this Agreement; and

     C. On October 8, 2001, the Company's Board of Directors approved the grant to the Executive of options to purchase 900,000 shares of the Company's Common Stock with an exercise price of $2.75 per share (the "Options"), of which 899,500 shares are currently subject to exercise.

     D. The Executive currently holds a total of 500 shares of the company's common stock (the "Shares").

                                    AGREEMENT

     In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. Effective Date. Except as otherwise provided herein, this Agreement shall be effective on the date on which it has been executed by both of the parties (the "Effective Date").

          2. Resignation. The Executive hereby voluntarily, unconditionally and irrevocably resigns as an employee, officer and director of the Company and any of its parents, direct or indirect subsidiaries, affiliates, divisions or related entities (collectively referred to herein as the "Company and its Related Entities"), effective as of 5:00 p.m. on March 16, 2004 (the "Resignation Date"). The Company accepts such resignation, and the Executive is relieved of all duties after the Resignation Date.

          3. Continuation of Benefits After the Resignation Date. Except as expressly provided in this Agreement or in the plan documents governing the Company's employee benefit plans, after the Resignation Date, the Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company and its Related Entities, including, without limitation, medical, dental and life insurance benefits, and the Company's 401(k) retirement plan; provided, however, that nothing in this Agreement shall

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waive the Executive's right to any vested amounts in the Company's 401(k)
retirement plan, which amounts shall be handled as provided in the plan.

          4. COBRA Benefits. Nothing in this Agreement is intended to alter the Executive's availability to purchase continuation coverage under the terms of COBRA, and the Executive shall retain all rights afforded under that law.

          5. Normal Salary Through Resignation Date. Within one business day after the Resignation Date, the Company shall pay Executive all wages earned through the Resignation Date. The Executive acknowledges that he has been paid for all accrued, unused vacation earned through the Resignation Date.

          6. Special Payments. In return for Executive's promises in this Agreement, the Company will provide Executive with the following special payments.

               (a) A payment in the amount of $80,000, less deductions required by law;

               (b) A payment in the amount of $620,000 less legally required deductions, which approximates the present value of Executive's monthly salary for a period of 18 months; and

               (c) A payment in the total amount of $960 for the repurchase of the Shares pursuant to Section 7 of this Agreement; and

               (d)  An additional payment in the total amount of $899,915.

          The foregoing amounts shall initially be made by wire transfer from the Company to the Company's counsel who shall hold them. Eight days after the Effective Date, or if the eighth day falls on a day which is not a business day, the next business day after such eighth day, and if the Executive has not revoked the Agreement as provided in Section 14(c), below, and the Company's counsel has received a signed original of this Agreement and the endorsed certificate of the Shares, as provided in Section 7, below, the Company's counsel shall provide the Executive's counsel with an original of the Agreement signed for the Company and shall transfer by wire immediately available funds in the sum of the special payments above to the following account of the Executive:

          Union Bank of California Investment Services
          445 S. Figueroa
          Los Angeles, CA 90071
          ABA Routing No. 122000496
          Account No. 9911063304
          For the benefit of Richard L. and Carol J. Paulsen

          7. Repurchase of Shares. The Company will repurchase the Shares of the Company owned by the Executive for an aggregate purchase price of $960. The Executive shall provide to the Company's counsel, with a signed original of this Agreement, a certificate or certificates representing the Shares to be repurchased, duly endorsed in blank by the Executive.

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          8.   Cancellation of Stock Options. The parties agree that all
outstanding options or other rights to purchase securities of the Company, including but not limited to the Options, shall be cancelled as of the Resignation Date.

          9. Acknowledgement of Total Compensation and Indebtedness. The Executive acknowledges and agrees that the cash payments under Sections 5 and 6 of this Agreement extinguish any and all obligations for monies, or other compensation or benefits that the Executive claims or could claim to have earned or claims or could claim is owed to him as a result of his employment by the Company through the Resignation Date, under the Employment Agreement or otherwise.

          10.  Status of Related Agreements and Future Employment.

               (a) Agreements Between the Executive and the Company. The Executive and the Company agree that, in addition to this Agreement, the Employment Agreement attached hereto as Exhibit A and the Indemnification Agreement dated as of November 1, 2000, attached hereto as Exhibit B (the "Indemnification Agreement") are the only other executed agreements between the Company and the Executive.

               (b) Employment Agreement. Except as otherwise provided herein, the parties agree that the Employment Agreement shall be terminated as of the Resignation Date. Notwithstanding the termination of the Employment Agreement, the Executive acknowledges that the duties and obligations set forth in Section 5 of the Employment Agreement extend beyond the Resignation Date. In the event that any provision of this Agreement conflicts with Section 5 of the Employment Agreement, the terms and provisions of Section 5 of the Employment Agreement shall control.

               (c) Indemnification Agreement; Indemnification. Notwithstanding the termination of the Employment Agreement or any provision of this Agreement, the Executive and the Company acknowledge and agree that the Indemnification Agreement shall remain in full force and effect in accordance with its terms, and shall also apply in connection with any services provided pursuant to
Section 20 of this Agreement. In the event that (i) Executive is made a party to, or threatened to be made a party to, any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was an director, officer, employee or agent of the Company or an affiliate of the Company or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and (ii) the Company provides indemnification and/or reimbursement of expenses with respect to that action, suit or proceeding to any other person who, during the period related to the action, was an officer, director, employee or agent of the Company or an affiliate of the Company or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and (iii) the indemnification and/or reimbursement of expenses provided to such other person is more favorable than the indemnification and/or reimbursement of expenses to which Executive would be entitled but for this Section 10(c) for conduct comparable to that in which the Executive is alleged to have engaged, then the Company shall, to the maximum extent permitted by applicable law, provide indemnification and/or reimbursement of expenses (as the case may be) to Executive to the same extent, at the same

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time, and on the same terms and conditions as such indemnification and/or reimbursement of expenses is provided by the Company to such other person.

               (d) Stock Option Agreements. Except as otherwise provided herein, the parties agree that any and all stock option agreements in favor of the Executive with respect to the Company's common stock shall be cancelled as of the Resignation Date.

          11. Release by the Executive. Except as otherwise expressly provided in this Agreement, the Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the "Executive's Affiliates") hereby fully and without limitation releases and forever discharges the Company and its Related Entities, and each of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the "Company Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Executive or any of the Executive's Affiliates has or may have or may claim to have against the Company Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date ("Claims"), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hiring, employment, relocation, remuneration, investigation, or termination of the Executive by any of the Company Releasees, the Executive's tenure as an employee and/or an officer of any of the Company Releasees, any agreement or compensation arrangement between the Executive and any of the Company Releasees (including, without limitation, the Employment Agreement), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive's Affiliates in equity capital or rights in equity capital or other securities of any of the Company Releasees to the maximum extent permitted by law. The Executive specifically and expressly releases any Claims arising out of or based on: the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship. Nothing contained in this
Section 11 or any other provision of this Agreement shall release or waive any right that Executive has to indemnification and/or reimbursement of expenses by the Company with respect to which Executive may be eligible as provided in
Section 10(c), above.

          12.  Waiver of Civil Code Section 1542.

               (a) The Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected. The Executive expressly waives and relinquishes any and all rights he may have under California Civil Code Section 1542, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               (b) The Executive expressly waives and releases any rights and benefits which he has or may have under any similar law or rule of any other jurisdiction. It is the intention of each party through this Agreement and with the advice of counsel to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

          13. Release of Federal Age Discrimination Claims by the Executive. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or any of the Company Releasees regarding any actions which occurred prior to the Effective Date.

          14. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive hereby is advised of the following:

               (a) The Executive has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;

               (b) The Executive has twenty-one (21) days from his receipt of this Agreement to consider it; and

               (c) The Executive has seven (7) days after signing this Agreement to revoke Sections 9, 11 and 13 of this Agreement (which must be revoked in their entirety and as a group), and such Sections of this Agreement (as a group) will not be effective until that revocation period has expired without exercise ("Settlement Date"). The Executive agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company's Chief Executive Officer before the close of business on the seventh calendar day after the Effective Date.

          15. Confidentiality of Agreement. After the execution of this Agreement by the Executive, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or amount paid under this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity; provided, however, that the foregoing shall not prevent such disclosures by Executive to his attorney, tax advisors and/or immediate family members, or as may be required by law.

          16. No Filings. The Executive represents that he has not filed any lawsuits, claims, charges or complaints against the Company or the Company Releasees with any local,

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state or federal agency or court from the beginning of time to the date of execution of this Agreement; that he will not do so at any time hereafter based upon events prior to the date of execution of this Agreement; that he will not induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Company or the Company Releasees or voluntarily appear or invite a subpoena to testify in any such legal proceeding; and that, if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of the Executive based upon events occurring prior to the execution of this Agreement, the Executive will request such said agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice. It shall not be a breach of this Section 16 for Executive to testify truthfully in any judicial or administrative proceeding.

          17. Proprietary Information. The Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with the Company and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, certain financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute Confidential Information of the Company and its Related Entities as defined in Section 5 of the Employment Agreement. The Executive represents and warrants that he has returned all files, customer lists, financial information and other property of the Company and its Related Entities that were in the Executive's possession or control without retaining copies thereof. The Executive further represents and warrants that he does not have in his possession or control any files, customer lists, financial information or other property of the Company and its Related Entities. In addition to his promises in Section 5 of the Employment Agreement, the Executive agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Company's Board of Directors or the Board of Directors of the Company's parent. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will notify the Company's Chief Executive Officer as soon as is reasonably practicable after receiving notice and will cooperate with the Company and its Related Entities in minimizing the disclosure thereof.

          18. No Solicitation. For a period of 18 months from the Effective Date, the Executive agrees that he will not solicit or attempt to solicit any customer of the Company to do business with any person or entity other than the Company, and will not solicit for employment any person who is an officer, manager, employee of the Company, or any consultant of the Company who is under contract to provide full-time services to the Company. It shall not be a breach of this Section 18 for Executive to make general solicitations of employment that are not directed to any person who is at the time of the solicitation an officer, manager or employee of the Company.

          19. Equitable Remedies. The Executive acknowledges that any unfair competition or misuse of trade secret or Confidential Information belonging to the Company and its Related Entities, or any violation of Section 5 of the Employment Agreement or Sections 15, 17 and 18 of this Agreement, will result in irreparable harm to the Company and/or its Related

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Entities, and therefore, the Company and its Related Entities shall, in addition to any other remedies, be entitled to immediate injunctive relief.

          20.  Cooperation Clause.

               (a) To facilitate the orderly conduct of the Company's and its Related Entities' businesses, for a period of 18 months from the Effective Date, the Executive agrees to cooperate, at no charge, with the Company's and its Related Entities' reasonable requests for information or assistance related to the time of his employment, including, without limitation (i) assisting the Company and its Related Entities to insure that the projection program, business plans, business matrix program (i.e., measurement of business) and strategic financial projections are transitioned to the Company and its Related Entities; and (ii) otherwise assist the new Chief Financial Officer of the Company and its Related Entities in connection with his transition.

               (b) For a period of 18 months from the Effective Date, the Executive agrees to cooperate, at no charge, with the Company's and its Related Entities' and its or their counsel's reasonable requests for information or assistance related to (i) any investigations (including internal investigations) and audits of the Company's or any of its Related Entities' management's current and past conduct and business and accounting practices and (ii) the Company's defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with the Company and/or its Related Entities. Except as required by law or authorized in advance by the Company's Board of Directors or the Board of Directors of the Company's Related Entities, the Executive will not communicate, directly or indirectly, with any third party, including any person or representative of any group of people or entity who is suing or has indicated that a legal action against the Company or any of its directors or officers is being contemplated, concerning the management or governance of the Company and/or its Related Entities, the operations of the Company and its Related Entities, the legal positions taken by the Company and/or its Related Entities, or the financial status of the Company and/or its Related Entities. If asked about any such individuals or matters, the Executive shall say: "I have no comment," and shall direct the inquirer to the Company. The Executive acknowledges that any violation of this Section 20 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and/or its Related Entities for injunctive relief.

               (c) Executive shall not be required to provide more than an aggregate of five hours per month, on a non-cumulative basis, in providing the assistance and information to the Company at no charge as provided in subsections (a) and (b), above.

          21. No Future Employment. Except for any requests for assistance under Section 20, above, the Executive understands that his employment with the Company and its Related Entities will irrevocably end as of the Resignation Date and will not be resumed at any time in the future. Executive agrees that he will not apply for, seek or accept employment by the Company or its Related Entities at any time, unless invited to do so by the Company or any of its Related Entities.

          22. Non-disparagement. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements about the Company and/or its Related Entities, its/their respective management, products and services to any third party. It shall not be a breach of this Section 22 for the Executive to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings. The Company will not authorize or tolerate any disparagement of, or the publication or other communication of derogatory statements about, Executive and/or Executive's knowledge, skill, abilities or managerial or employment performance to any third party. It shall not be a breach of this Section 22 for the Company to present truthful testimony in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings or in response to a reference check authorized by Executive.

          23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

          24. Venue. The parties hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by the Executive or the Company, shall be litigated in courts having situs within the State of California, County of Orange, and the each of the parties hereby expressly consents to the jurisdiction of any local, state or Federal court located within said state and county, and consent that any service of process in such action or proceeding may be made by personal service upon the parties wherever such parties may be located, respectively, or by certified or registered mail directed to the Executive at his/its last known address. The parties hereby waive trial by jury in connection with any future dispute between them, any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.

          25. Attorneys' Fees. Except as otherwise provided herein, in any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, including any purported breach of this Agreement, each party shall bear its own costs and expenses, including reasonable attorneys' fees.

          26. Non-Admission of Liability. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

          27. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

          28. Entire Agreement. This Agreement, together with the attachments hereto, represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

          29. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

          30. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

          31. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

          32. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive's rights under this Agreement are not assignable, except to his estate.

          33. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile; or
(c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

     If to the Executive:       Richard L. Paulsen
                                30842 Steeplechase
                                San Juan Capistrano, CA 92675
                                Fax: (949) 240-2667

     with a copy to:            Higham, McConnell & Dunning LLP
                                15 Enterprise, Suite 360
                                Aliso Viejo, CA 92656
                                Attn: Scott McConnell, Esq.
                                Fax: (949) 900-4401

     If to the Company:         Commonwealth Energy Corporation
                                15901 Red Hill Avenue, Suite 100
                                Tustin, CA 92780 9390 Gateway Drive
                                Attn: Chief Executive Officer
                                Fax: (714) 259-2538
     with a copy to:            Paul, Hastings, Janofsky and Walker, LLP
                                695 Town Center Drive, 17th Floor
                                Costa Mesa, California 92626
                                Attn: John F. Della Grotta, Esq.
                                Fax: (714) 979-1921

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender's machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender's machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

          34.  Miscellaneous Provisions.

               (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

               (b) Both parties have been represented by counsel who have participated in the drafting of this Agreement. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

               (c) Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

               (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by him or it in entering into this Agreement.

               (e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the breach of a representation or warranty, each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

               (f) Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

               (g) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

     EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.

"EXECUTIVE"                     /S/ RICHARD L. PAULSEN
                                ----------------------------------
                                RICHARD L. PAULSEN

                                Dated: 3/17/04

"COMPANY"                       COMMONWEALTH ENERGY CORPORATION,
                                a California corporation

                                By: /S/ ROBERT C. PERKINS
                                   -------------------------------
                                Printed Name: Robert C. Perkins
                                Title: Chairman, Compensation Committee
                                Dated: 3/17/04